Exhibit 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IronNet, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2022 as filed with the Securities and Exchange Commission on the date hereof, to which this Certification is attached as Exhibit 32.1 (the “Report”), I hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the periods covered in the financial statements in the Report.

Dated: June 14, 2022

By	/s/ GEN. Keith B. Alexander (Ret.)	By:	/s/ James C. Gerber
	GEN. Keith B. Alexander (Ret.)		James C. Gerber
	Co-Chief Executive Officer, President and Chairman (Principal Executive Officer)		Chief Financial Officer (Principal Financial Officer)